Exhibit 99.1
Thoughtworks Reports Strong Third Quarter 2021 Financial Results
•Completion of successful IPO
•Revenue growth of 45.0%; 42.1% at constant currency
•Provides guidance for fourth quarter and full year 2021
CHICAGO, IL., (Nov. 15, 2021) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the third quarter of 2021 and provided its financial outlook for the fourth quarter and full year 2021.
Guo Xiao, Thoughtworks' Chief Executive Officer, commented, "In our first quarter as a public company, I am pleased to report that we have delivered revenues of $285.1 million, an increase of 45.0% year on year and 42.1% in constant currency1.
Our premium position and cultivating culture attract and retain what we believe to be the best talent in the industry. And I am delighted that we achieved another milestone in the quarter, reaching over 10,000 Thoughtworkers across five continents, delivering extraordinary impact through our technology excellence and culture.
Our strong combination of best-in-class strategy, software engineering, design and organizational transformation expertise has made Thoughtworks a leading digital transformation partner in a large and rapidly-expanding market. We have seen positive momentum in the third quarter and expect a strong end to the year.
To reflect the positive momentum we are seeing in the third quarter as well as our expectations for the remainder of the year, we are providing our fourth quarter and full year 2021 guidance."
Third quarter 2021 highlights
•Revenues of $285.1 million, an increase of 45.0% year-over-year and 42.1% on a constant currency basis
•Gross margin of 35.5%, a decrease of 6.1% from 41.6% in the third quarter of 2020, impacted by $25.8 million of additional stock-based compensation
•Adjusted Gross Margin of 45.7%, compared to 42.7% in the third quarter of 2020, after adjustment for stock-based compensation and depreciation, reflecting solid execution and strong demand for our premium digital transformation services
•Net loss of $(25.2) million and net loss margin of (8.9)%, impacted by $73.2 million of stock-based compensation
•Diluted loss per common share of $(0.10) compared to diluted earnings per common share of $0.08 for the third quarter 2020, which includes the impact of stock-based compensation as noted above
•Adjusted Diluted Earnings per Share of $0.14 compared to $0.08 for the third quarter 2020, which includes the following adjustments: $73.2 million of stock-based compensation, $3.0 million of intangibles amortization, $1.4 million of unrealized foreign exchange losses, $1.6 million of costs related to our initial public offering (“IPO”), $0.5 million of acquisition costs, $0.1 million of non-recurring professional fees and $17.4 million in income tax effects for the aforementioned adjustments
1 Revenue Growth Rate at constant currency, Adjusted EBITDA and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

•Adjusted EBITDA of $66.5 million, an increase of 52.5% compared to the third quarter of 2020; Adjusted EBITDA Margin of 23.3%, a 110 bps increase compared to the third quarter of 2020
•Cash flow from operations of $35.2 million; Free Cash Flow of $27.5 million

Third quarter financial results	Three months ended September 30,
$ in millions, except per share data[2]	2021	2020	Change	% Change
GAAP Metrics:
Revenues	$285.1	$196.5	$88.5	45.0%
Revenue Growth Rate as reported	45.0%	(1.4)%	46.4%
Gross Profit	$101.1	$81.7	$19.4	23.8%
Gross Margin	35.5%	41.6%	(6.1)%
SG&A	$113.0	$42.1	$70.9	168.6%
SG&A Margin	39.6%	21.4%	18.2%
Net (loss) income	$(25.2)	$21.9	$(47.1)	(215.3)%
Net (loss) income margin	(8.9)%	11.1%	(20.0)%
Diluted (loss) earnings per common share	$(0.10)	$0.08	$(0.18)	(225.0)%
Cash flow from operations	$35.2	$27.2	$8.0	29.3%
Non-GAAP Metrics:
Revenue Growth Rate at constant currency	42.1%	(1.8)%	43.9%
Adjusted Gross Profit	$130.4	$84.0	$46.4	55.2%
Adjusted Gross Margin	45.7%	42.7%	3.0%
Adjusted SG&A	$63.4	$41.5	$21.9	52.8%
Adjusted SG&A Margin	22.2%	21.1%	1.1%
Adjusted Net Income	$37.2	$24.2	$13.0	53.7%
Adjusted EBITDA	$66.5	$43.6	$22.9	52.5%
Adjusted EBITDA Margin	23.3%	22.2%	1.1%
Adjusted Diluted Earnings per Share	$0.14	$0.08	$0.06	75.0%
Free Cash Flow	$27.5	$24.1	$3.4	14.2%
We had positive revenue growth in the third quarter of 2021 across all of our geographic markets, with North America growing at 35.4%, APAC growing at 53.2%, Europe growing at 49.1% and LATAM at 47.4%. Revenue growth across all of our industry verticals was strong, with our financial services and insurance vertical growing at 61.3%, a good rebound in our retail and consumer vertical growing at 61.1% and our energy, public and health services growing at 47.8%. Acquisitions completed in the last nine months contributed 2.0% to revenue growth in the quarter. In the third quarter, we achieved a gross margin of 35.5%, a decrease of 6.1% from 41.6% in the third quarter of 2020 which was primarily due to $25.8 million recorded in cost of revenues of additional stock-based compensation incurred in conjunction with our successful IPO, partially offset by the increased demand for our services. Our Adjusted Gross Margin was 45.7%, compared to 42.7% in
2 Certain amounts, percentages, and other figures presented in this press release have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

the third quarter of 2020, reflecting solid execution and strong demand for our premium digital transformation services.
In the third quarter, our net loss margin was (8.9)%, compared to a net income margin of 11.1% for the third quarter of 2020, impacted by $73.2 million of additional stock-based compensation expense incurred in conjunction with our successful IPO. Our Adjusted EBITDA Margin increased to 23.3%, an increase of 1.1% compared to the third quarter of 2020. We had a diluted net loss per common share of $(0.10) in the third quarter, compared to a net income per common share of $0.08 in the third quarter of 2020, impacted by $73.2 million of additional stock-based compensation incurred in connection with the IPO, noted above.
We continue to have strong liquidity and cash flow from operations. We had cash and cash equivalents of $452.8 million as of September 30, 2021, along with $165.0 million of borrowing capacity under our revolving credit line. In October 2021, we repaid an additional $100.0 million of debt, which decreased our total debt outstanding, before deferred financing fees, to $511.4 million, compared to the $611.4 million at September 30, 2021. Free Cash Flow in the third quarter was $27.5 million, compared to $24.1 million in the third quarter of 2020.
IPO
On September 17, 2021, we successfully completed our IPO, in which 42.4 million shares of the Company's common stock were sold, which included the issuance and sale by the Company of 16.4 million shares of common stock, the sale by selling stockholders of 20.4 million shares of common stock, and the full exercise of the underwriters' option to purchase 5.5 million additional shares of common stock from certain of the selling stockholders. We did not receive any proceeds from the sale of our common stock by the selling stockholders. We received net proceeds of $314.7 million upon the closing of the IPO, after deducting the underwriting discounts and commissions and other offering expenses of approximately $30.3 million.
Financial outlook
Thoughtworks provides the following outlook for the fourth quarter and full year 2021:
Fourth quarter
Thoughtworks expects the following for the fourth quarter:
•Revenues in the range of $285 million to $287 million, reflecting year-over-year growth at the midpoint of 39%, or 38% on a constant currency basis;
•Adjusted EBITDA Margin in the range of 17.0% to 18.0%; and
•Adjusted Diluted Earnings per Share ("Adjusted Diluted EPS") in the range of $0.08 to $0.09 for the quarter, assuming a weighted average of 331 million diluted outstanding shares for the quarter.
Full year
Thoughtworks expects the following for the full year:
•Revenues in the range of $1,068 million to $1,070 million, reflecting year-over-year growth at the midpoint of 33%, or 29% on a constant currency basis;
•Adjusted EBITDA Margin in the range of 20.6% to 20.9%; and
•Adjusted Diluted EPS to be in the range of $0.45 to $0.46 for the year, assuming a weighted average of 274 million diluted outstanding shares for the year.

Conference call information
Thoughtworks will host a conference call and webcast call at 8:00 a.m. Eastern Time on Monday, November 15, 2021, to discuss our financial results. The conference call can be accessed through the following numbers: USA / Canada toll-free: +1 (844) 834-1436, International dial-in number: +1 (929) 517-0930, Conference ID: 8968336. To access the webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A telephone replay will be available from 11:00 a.m. ET on Monday, November 15, 2021 and for seven days following that, on +1 (855) 859-2056 and on +1 (404) 537-3406. A replay of the webcast will also be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are 10,000+ Thoughtworkers strong across 48 offices in 17 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Investor Relations: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions; and our ability to successfully execute our growth strategy and strategic plans. Additional information concerning these and other risks and uncertainties are contained in the "Risk Factors" section of Thoughtworks' registration statement on Form S-1. Additional information will be made available in our quarterly reports on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time with the SEC. Except as required by law, Thoughtworks assumes no obligation, and does not intend to, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to items such as stock-based compensation and depreciation expense, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted Selling, General & Administrative ("Adjusted SG&A") as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized gain (loss) on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization, IPO-related costs and income tax effects of adjustments.
We define Adjusted Diluted Earnings per Share ("Adjusted Diluted EPS") as diluted (loss) earnings per common share, with the numerator adjusted for unrealized gain (loss) on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization, IPO-related costs and income tax effects of adjustments. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjustment for preferred stock dividends, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effect of the adjusted items.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income excluding income tax expense, interest expense, other (expense) income, net, unrealized gain (loss) on foreign currency exchange, stock-based compensation expense, depreciation and amortization expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue generating operations, tender offer compensation expense that is considered one-time in nature, certain costs related to business rationalization and IPO-related costs. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest expense, other (income) expense, net, and income tax expense that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except share data and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues	$285,051	$196,549	$783,145	$597,082
Operating expenses:
Cost of revenues	183,945	114,849	471,047	351,750
Selling, general and administrative expenses	113,019	42,073	248,366	139,498
Depreciation and amortization	4,173	4,343	13,007	12,587
Total operating expenses	301,137	161,265	732,420	503,835
(Loss) income from operations	(16,086)	35,284	50,725	93,247
Other (expense) income:
Interest expense	(6,734)	(6,016)	(20,316)	(19,833)
Net realized and unrealized foreign currency (loss) gain	(1,934)	938	(3,608)	2,369
Other income (expense), net	162	12	306	139
Total other expense	(8,506)	(5,066)	(23,618)	(17,325)
(Loss) income before income taxes	(24,592)	30,218	27,107	75,922
Income tax expense	643	8,336	15,605	16,243
Net (loss) income	$(25,235)	$21,882	$11,502	$59,679

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(7,109)	9,940	(9,002)	(7,321)
Comprehensive (loss) income	$(32,344)	$31,822	$2,500	$52,358

Net (loss) earnings per common share:
Basic (loss) earnings per common share	$(0.10)	$0.08	$(0.20)	$0.21
Diluted (loss) earnings per common share	$(0.10)	$0.08	$(0.20)	$0.21

Weighted average shares outstanding:
Basic	241,351,052	278,218,732	237,121,811	278,202,291
Diluted	241,351,052	285,073,748	237,121,811	284,165,048

Stock-based compensation expense included in the condensed consolidated statements of (loss) income was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cost of revenues	$25,756	$—	$29,071	$—
Selling, general and administrative expenses	47,420	292	54,357	1,066
Total stock-based compensation expense	$73,176	$292	$83,428	$1,066

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$452,810	$490,841
Trade receivables, net of allowance for doubtful accounts of $9,085 and $10,385, respectively	118,420	113,183
Unbilled receivables	126,517	88,340
Prepaid expenses	11,086	9,442
Other current assets	40,402	9,960
Total current assets	749,235	711,766
Property and equipment, net	35,038	26,347
Intangibles and other assets:
Goodwill	346,831	318,151
Intangible assets, net	401,820	402,055
Other non-current assets	17,688	16,904
Total assets	$1,550,612	$1,475,223
Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Accounts payable	$6,060	$4,349
Long-term debt - current	7,150	4,565
Income taxes payable	15,840	11,032
Accrued compensation	74,085	49,896
Deferred revenue	9,054	11,720
Value-added tax and sales tax payable	3,584	6,846
Accrued expenses	65,122	29,749
Total current liabilities	180,895	118,157
Long-term debt, less current portion	597,004	435,192
Deferred tax liabilities	86,329	98,310
Other long-term liabilities	17,051	16,052
Total liabilities	881,279	667,711

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Commitments and contingencies (See Note 9 to our Quarterly Report on Form 10-Q)
Redeemable, convertible preferred stock:
Series A Redeemable Convertible Preferred Stock, $0.001 par value; zero and 217,902,632 shares authorized, zero and 23,493,546 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	322,800
Series B Redeemable Convertible Preferred Stock, $0.001 par value; zero shares authorized, zero issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Stockholders’ equity:
Convertible Preferred Stock, $0.001 par value; 100,000,000 and zero shares authorized, zero issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Common Stock, $0.001 par value; 1,000,000,000 authorized, 356,102,614 and zero shares issued, 305,117,043 and zero shares outstanding at September 30, 2021 and December 31, 2020, respectively	356	—
Class A Common Stock, $0.001 par value; zero and 416,194,027 authorized, zero and 272,054,182 shares issued, zero and 272,054,182 shares outstanding at September 30, 2021 and December 31, 2020, respectively	—	272
Class B Common Stock, $0.001 par value; zero and 116,577,908 authorized, zero and 5,002,488 shares issued, zero and 4,474,514 shares outstanding at September 30, 2021 and December 31, 2020, respectively	—	5
Class C Common Stock, $0.001 par value; zero and 55,565,172 authorized, zero and 1,838,757 shares issued, zero and 1,794,020 shares outstanding at September 30, 2021 and December 31, 2020, respectively	—	2
Treasury stock, 50,985,571 and 572,711 shares at September 30, 2021 and December 31, 2020, respectively	(629,424)	(1,608)
Additional paid-in capital	1,316,075	381,172
Accumulated other comprehensive loss	(10,591)	(1,589)
Retained (deficit) earnings	(7,083)	106,458
Total stockholders' equity	669,333	484,712
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$1,550,612	$1,475,223

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$11,502	$59,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	21,702	19,327
Bad debt provision	(611)	6,713
Stock-based compensation expense	82,836	1,066
Unrealized foreign currency exchange loss	3,912	165
Other operating activities, net	(10,849)	4,863
Changes in operating assets and liabilities:
Trade receivables	(3,960)	36,830
Unbilled receivables	(39,670)	(30,812)
Prepaid expenses	(1,610)	(5,131)
Other assets	(27,537)	825
Accounts payable	1,602	(1,126)
Accrued expenses and other liabilities	58,182	6,844
Net cash provided by operating activities	95,499	99,243

Cash flows from investing activities:
Purchase of property and equipment	(21,504)	(9,005)
Proceeds from disposal of fixed assets	375	101
Acquisition of businesses, net of cash acquired	(44,759)	—
Net cash used in investing activities	(65,888)	(8,904)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs and underwriting discounts	314,716	—
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs	380,994	—
Proceeds from issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs	122,228	—
Payments of obligations of long-term debt	(234,921)	(3,424)
Payments of debt issuance costs	(7,098)	(111)
Proceeds from borrowings on revolving credit facility	—	29,000
Payments on revolving credit facility	—	(29,000)
Proceeds from borrowings on long-term debt	401,285	—
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	(885)	73
Shares and options purchased under Tender offer	(701,960)	—
Proceeds from issuance of common stock	1,873	—
Dividends paid	(315,003)	—
Other financing activities, net	1,317	105
Net cash used in financing activities	(37,454)	(3,357)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,394)	(574)
Net (decrease) increase in cash, cash equivalents and restricted cash	(11,237)	86,408
Cash, cash equivalents and restricted cash at beginning of the period	492,199	57,156
Cash, cash equivalents and restricted cash at end of the period	$480,962	$143,564

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2021	2020
Supplemental disclosure of cash flow information:
Interest paid	$18,736	$18,364
Income taxes paid	$21,307	$9,470
Withholding taxes payable	$34,539	$—

Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible preferred stock to common stock	$826,022	$—
Net settlement on exercise of shares	$3,611	$—

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Adjusted Gross Profit reconciliation:	2021	2020	2021	2020
Gross profit, GAAP	$101,106	$81,700	$312,098	$245,332
Stock-based compensation	25,756	—	29,071	—
Depreciation expense	3,488	2,278	8,695	6,740
Adjusted Gross Profit	$130,350	$83,978	$349,864	$252,072
Gross margin, GAAP	35.5%	41.6%	39.9%	41.1%
Adjusted Gross Margin	45.7%	42.7%	44.7%	42.2%

	Three months ended September 30,		Nine months ended September 30,
Adjusted SG&A reconciliation:	2021	2020	2021	2020
SG&A, GAAP	$113,019	$42,073	$248,366	$139,498
Stock-based compensation	(47,420)	(292)	(54,357)	(1,066)
Acquisition costs (a)	(450)	—	(7,936)	—
Certain professional fees (b)	(145)	—	(1,991)	(56)
Non-recurring tender offer compensation expense (c)	—	—	(2,715)	—
Business rationalization (d)	—	(305)	—	(1,108)
IPO-related costs (e)	(1,638)	(14)	(2,713)	(234)
Adjusted SG&A	$63,366	$41,462	$178,654	$137,034
SG&A margin, GAAP	39.6%	21.4%	31.7%	23.4%
Adjusted SG&A Margin	22.2%	21.1%	22.8%	23.0%

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(25,235)	$21,882	$11,502	$59,679
Income tax expense	643	8,336	15,605	16,243
Interest expense	6,734	6,016	20,316	19,833
Other income (expense), net	(162)	(12)	(306)	(139)
Unrealized foreign exchange losses	1,393	97	3,912	165
Stock-based compensation	73,192	292	83,428	1,066
Depreciation and amortization	7,661	6,621	21,702	19,327
Acquisition costs (a)	450	—	7,936	—
Certain professional fees (b)	145	—	1,991	56
Non-recurring tender offer compensation expense (c)	—	—	2,715	—
Business rationalization (d)	—	305	—	1,108
IPO-related costs (e)	1,638	14	2,713	234
Adjusted EBITDA	$66,459	$43,551	$171,514	$117,572
Net (loss) income margin	(8.9)%	11.1%	1.5%	10.0%
Adjusted EBITDA Margin	23.3%	22.2%	21.9%	19.7%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net (loss) income allocated to common shareholders	$(25,235)	$21,882	$(48,140)	$59,679
Preferred stock dividends	—	—	59,642	—
Net (loss) income	(25,235)	21,882	11,502	59,679
Unrealized foreign exchange losses	1,393	97	3,912	165
Stock-based compensation	73,192	292	83,428	1,066
Amortization of acquisition-related intangibles	3,018	2,652	9,051	7,851
Acquisition costs (a)	450	—	7,936	—
Certain professional fees (b)	145	—	1,991	56
Non-recurring tender offer compensation expense (c)	—	—	2,715	—
Business rationalization (d)	—	305	—	1,108
IPO-related costs (e)	1,638	14	2,713	234
Income tax effects of adjustments (f)	(17,413)	(1,011)	(26,635)	(2,243)
Adjusted Net Income	$37,188	$24,231	$96,613	$67,916

GAAP diluted weighted average common shares outstanding	241,351,052	285,073,748	237,121,811	284,165,048
Employee stock options and restricted common shares	20,968,124	—	20,839,475	—
Adjusted diluted weighted average common shares outstanding	262,319,176	285,073,748	257,961,286	284,165,048
GAAP diluted (loss) earnings per common share	$(0.10)	$0.08	$(0.20)	$0.21
Adjusted Diluted EPS	$0.14	$0.08	$0.37	$0.24
__________

(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(d)Adjusts for business rationalization revenues and costs related to closing Thoughtworks Studios, which was completely shut down as of December 31, 2020. Thoughtworkers previously associated with Thoughtworks Studios have been transitioned to higher-revenue generating functions.
(e)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(f)Adjusts for the income tax effects of the foregoing adjusted items.

	Three months ended September 30,		Nine months ended September 30,
Free Cash Flow reconciliation:	2021	2020	2021	2020
Net cash provided by operating activities	$35,203	$27,227	$95,499	$99,243
Purchase of property and equipment	(7,680)	(3,122)	(21,504)	(9,005)
Free Cash Flow	$27,523	$24,105	$73,995	$90,238